Series 6
NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR THE FUND.* The individuals listed in the table below were elected as trustees for the fund. All trustees served as trustees to the fund prior to the shareholder meeting.

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TRUSTEE                          FOR               WITHHELD       PERCENTAGE FOR
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John J. Brennan                  12,296,351,711    332,502,054    97.4%
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Charles D. Ellis                 12,295,511,728    333,342,037    97.4
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Rajiv L. Gupta                   12,256,731,760    372,122,005    97.1
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JoAnn Heffernan Heisen           12,295,368,986    333,484,779    97.4
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Burton G. Malkiel                12,257,857,336    370,996,429    97.1
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Alfred M. Rankin, Jr.            12,305,204,159    323,649,605    97.4
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J. Lawrence Wilson               12,274,695,724    354,158,041    97.2
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*Results are for all funds within the same trust.

o CHANGE THE FUND'S POLICY ON INVESTING IN OTHER MUTUAL FUNDS. This change enables the fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the fund to achieve greater diversification and to earn modestly higher returns on its cash reserves. The fund will need Securities and Exchange Commission approval before implementing this new cash management program.

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FOR              AGAINST       ABSTAIN         BROKER              PERCENTAGE
                                               NON-VOTES           FOR
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338,772,642      20,898,862    10,684,287      16,904,600          87.5%
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o CHANGE THE FUND'S INVESTMENT OBJECTIVE. The fund's new investment objective is to provide above-average income and, secondarily, to provide long-term growth of capital and income. This change makes the fund's investment objective compatible with investments in stocks across a diverse group of industries.

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FOR              AGAINST       ABSTAIN         BROKER              PERCENTAGE
                                               NON-VOTES           FOR
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338,663,033      23,415,121    8,277,637       16,904,600          87.5%
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o CHANGE THE FUND'S CONCENTRATION IN UTILITIES STOCKS. This change means the fund will concentrate no more than 25% of its assets in any single industry. Broadening the fund's focus beyond utility companies allows the adviser to invest across a diversified spectrum of companies whose stocks will typically offer reasonable dividend income and prospects for attractive earnings and dividend growth. The increase in the fund's industry diversification should also lower the fund's risk.

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FOR              AGAINST       ABSTAIN         BROKER              PERCENTAGE
                                               NON-VOTES           FOR
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338,935,646      23,475,456    7,944,689       16,904,600          87.5%
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